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                                                                    Exhibit 1(b)

                       METROPOLITAN LIFE INSURANCE COMPANY

                       CERTIFICATE OF ASSISTANT SECRETARY

I, Isaac Torres, Counsel and Assistant Secretary of Metropolitan Life Insurance Company, a New York corporation ("Metropolitan Life"), do hereby certify that the following is a true and correct copy of certain resolutions of the minutes of the Board of Directors of Metropolitan Life, held on July 25, 2006.

WHEREAS, the Board of Directors has authorized the merger of Citicorp Life Insurance Company ("CLIC") with and into the Company, with the Company as the surviving company (the "CLIC Merger");

WHEREAS, the Board of Directors has authorized the merger of First Citicorp Life Insurance Company ("FCLIC") with and into the Company, with the Company as the surviving company (the "FCLIC Merger" and together with the CLIC Merger, the "Mergers");

WHEREAS, on July 6, 1994, CLIC established Citicorp Life Variable Annuity Separate Account (the "CLIC Account") as a separate account under Arizona law to serve as a funding vehicle for variable annuity contracts ("CLIC VA Contracts");

WHEREAS, on July 6, 1994, FCLIC established First Citicorp Life Variable Annuity Separate Account (the "FCLIC Account") as a separate account under New York law to serve as a funding vehicle for variable annuity contracts ("FCLIC VA Contracts").

WHEREAS, the CLIC Account and the FCLIC Account (collectively, the "Separate Accounts") are each registered with the United States Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as unit investment trusts;

WHEREAS, interests in the CLIC VA Contracts and the FCLIC VA Contracts (collectively, the "VA Contracts") funded by the Separate Accounts are registered with the Commission under the Securities Act of 1933, as amended; and

WHEREAS, upon consummation of the Mergers, the Separate Accounts (i) will become separate accounts of the Company, (ii) will continue to maintain their status as unit investment trusts under the 1940 Act and as separate accounts under state insurance law, and (iii) will continue to support the VA Contracts outstanding at the time of the Mergers,

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NOW, THEREFORE, BE IT RESOLVED

(1) That upon consummation of the CLIC Merger, the CLIC Account be renamed "Metropolitan Life Variable Annuity Separate Account II" and upon consummation of the FCLIC Merger, the FCLIC Account be renamed "Metropolitan Life Variable Annuity Separate Account I";

(2) That the Officers be authorized to prepare post-effective amendments on Form N-4, as appropriate, for the Separate Accounts, and to execute and to file, upon consummation of the Mergers and in the name of and on behalf of the Separate Accounts, such post-effective amendments with the Commission and any other appropriate regulatory authority in connection with the offering and sale of the VA Contracts;

(3)  That the Officers, acting on behalf of the Separate Accounts, be authorized
     (i) to prepare, execute and file with regulatory authorities such agreements, notices, reports, registration statements, applications, documents or requests for interpretive letters and such relief as may be required under the federal securities laws or state laws and (ii) to take such other action as may be necessary for the Separate Accounts to operate in compliance with applicable state laws and federal securities laws; and

(4) That the Officers be authorized to prepare, execute and file with regulatory authorities such other filings, to execute and deliver such other documents, and to take such other actions, not inconsistent with the above, as they deem necessary or desirable to effectuate the foregoing, such Officers' execution and delivery thereof to be conclusive evidence of such approval.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Assistant Secretary and has caused to be affixed the corporate seal of Metropolitan Life as of the 6th day of October, 2006.


                                        /s/ Issac Torres
                                        ----------------------------------------
                                        Isaac Torres
                                        Counsel and Assistant Secretary